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                                 [LETTERHEAD OF
                            CRAVATH, SWAINE & MOORE]



                                                                  August 4, 1995

                                Time Warner Inc.
                          Time Warner Financinq Trust
                   Reqistration Nos. 33-60203 and 33-60203-01

Dear Sirs:

     We have acted as counsel for Time Warner Inc., a Delaware corporation (the "Company") and Time Warner Financing Trust, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the proposed issuance by the Trust of 12,057,561 Preferred Exchangeable Redemption Cumulative Securities (the "Preferred Securities") issued pursuant to the terms of a declaration of trust, dated as of June 7, 1995, amended and restated by an Amended and Restated Declaration of Trust to be dated as of the date of issuance of the Preferred Securities (the "Amended Declaration") (as so amended and restated from time to time, the "Declaration"), among the Company, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to a Guarantee Agreement to be dated as of the date of issuance of the Preferred Securities (the "Guarantee Agreement") between the Company and The First National Bank of Chicago, as Trustee (the "Guarantee Trustee"). The assets of the Trust will consist of Subordinated Notes due December 23, 1997 (the "Subordinated


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Notes") of the Company which will be issued under an indenture to be dated as of the date of issuance of the Preferred Securities (the "Indenture"), between the Company and Chemical Bank, as Trustee (the "Indenture Trustee").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including (a) the Restated Certificate of Incorporation of the Company; (b) the above referenced Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on June 14, 1995, as amended by Amendment No. 1 thereto filed with the Commission on July 19, 1995 (as so amended, the "Registration Statement"); (c) the Certificate of Trust of the Trust dated June 7, 1995 and filed with the Secretary of State of the State of Delaware on June 9, 1995; (d) the Declaration; (e) the form of Amended Declaration filed with the Commission as an exhibit to the Registration Statement; (f) the form of Indenture filed with the Commission as an exhibit to the Registration Statement; (g) the form of Preferred Security filed with the Commission as an exhibit to the Registration Statement; (h) the form of Guarantee Agreement filed with the Commission as an exhibit to the Registration Statement; and (i) the form of Subordinated Note filed with the Commission as an exhibit to the Registration Statement.

     Based on the foregoing, we are of opinion as follows:

          (i) when the Guarantee Agreement is duly authorized, executed and delivered by the Company, assuming the due authorization execution and delivery thereof by the Guarantee Trustee, each of the Guarantee Agreement and the Guarantee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law);


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                                                                               3

          (ii) when duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Indenture Trustee, the Indenture will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law);

          (iii) when duly authorized, executed and delivered by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus contained in the Registration Statement (the "Prospectus"), the Subordinated Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     We are members of the bar of the State of New York and we do not express any opinion as to any laws other than the laws of the State of New York and the Federal laws of the United States of America.

     We know that we may be referred to, as counsel who has passed upon the validity of the Subordinated Notes and the Guarantee Agreement, in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement, as well as to the use of this letter as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ CRAVATH, SWAINE & MOORE

Time Warner Inc.
   75 Rockefeller Plaza
      New York, NY 10019